EXHIBIT 21
                       SUBSIDIARIES  OF  THE  COMPANY

Name                State of Incorporation     Date of Incorporation      Status
----               -----------------------     ---------------------      ------

Big  City  NY,  Inc.     New York           November 26, 1997    Wholly-owned by
                                                         VillageWorld.com,  Inc.

Bagel  Partners, Inc.    Delaware           May 7, 1996          Wholly-owned by
                                                         VillageWorld.com,  Inc.

Intelligent  Computer
Solutions,  Inc.         New  York          October 21, 1994    Wholly-owned  by
                         VillageWorld.com,  Inc.

Village  Net,  Inc.      New  York          June 6, 1995         Wholly-owned by
                                                         VillageWorld.com,  Inc.

Biometrics  2000  Acquisition
Corporation              New  York          November 10, 2003   Wholly-owned  by
                                                         VillageWorld.com,  Inc.

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